SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 16, 2003

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1 West Marine, Inc. Earnings Press Release dated October 16, 2003 (furnished pursuant to Item 12 of Form 8-K).

Item 12. Results of Operations and Financial Condition

On October 16, 2003, West Marine, Inc. announced its consolidated financial results for the third quarter ended September 27, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

The third-quarter earnings press release contains disclosure of anticipated full-year earnings per share (EPS) excluding acquisition-related costs, which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). The paragraph carrying over from the bottom of page 1 to the top of page 2 of the press release contains anticipated full-year EPS calculated and presented in accordance with GAAP, EPS attributable to acquisition-related costs and anticipated full-year EPS excluding acquisition-related costs, which collectively reconcile the non-GAAP financial measure to the most directly comparable GAAP measure. Acquisition-related costs are associated with West Marine’s acquisition of certain assets from Boat America Corporation in January 2003, and an acquisition of that size has not occurred within the past two years and is not likely to recur in the foreseeable future. Management believes that anticipated full-year EPS excluding acquisition-related costs provides a more relevant comparison of its EPS for fiscal year 2003 with other fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: October 16, 2003	By:	/s/ ERIC NELSON
Eric Nelson
Senior Vice President and Chief Financial Officer